Exhibit 21

                           REGENCY REALTY CORPORATION

                                  Subsidiaries


RRC FL SPC, Inc., a Florida corporation
RRC AL SPC, Inc., an Alabama corporation
RRC GA SPC, Inc., a Georgia corporation
RRC MS SPC, Inc., a Mississippi corporation
RRC General SPC, Inc., a Florida corporation
RRC Limited SPC, Inc., a Florida corporation
Regency Centers, L.P., a Delaware limited partnership
         PRT Sunnyside LLC, a Delaware limited liability company RRC Operating Partnership of Georgia, L.P., a Georgia limited partnership
         Branch/HOP Associates, L.P., a Georgia limited partnership Old Fort Associates, L.P., a Georgia limited partnership Equiport Associates, L.P., a Georgia limited partnership Fieldstone Associates, L.P., a Georgia limited partnership T&M Durham Development Company LLC, a North Carolina limited liability company
         Queensboro Associates, L.P., a Georgia limited partnership

Delk Spectrum, L.P., a Georgia limited partnership
Regency Ocean East, Ltd. a Florida limited partnership
Treasure Coast Investors, Ltd., a Florida limited partnership
Regency Rosewood Temple Terrace, Ltd., a Florida limited partnership Landcom Regency Mandarin, Ltd., a Florida limited partnership
RSP IV Criterion, Ltd., a Florida limited partnership

PRT Development Corporation, a Delaware corporation Fountain Valley, LLC, a Delaware limited liability company

Regency Realty Group, Inc., a Florida corporation
         RRC Lender, Inc., a Florida corporation
         Panama Cove, Inc., a Florida corporation
         Chestnut Powder LLC, a Georgia limited liability company
         Marietta Outparcel, Inc., a Georgia corporation
         Barnett Shoales LLC, a Georgia limited liability company Thompson-Nolensville, LLC, a Florida limited liability company
         Dixon LLC, a Florida limited liability company
         Atlantic-Pennsylvania, LLC, a Florida limited liability company Rhett-Remount, LLC, a Florida limited liability company
         Dunn & Briarscliff, Inc., a Florida corporation
         Regency Realty Group-NE, Inc., a Florida corporation
         Edmunson Orange Corp., a Tennessee corporation
                  Tulip Grove, LLC, a Florida limited liability company Hermitage Development, LLC, a Florida limited liability company Hermitage Development II, LLC, a Florida limited liability company West End Property, LLC, a Florida limited liability company
         RRG-RMC/Tracy, LLC, a Delaware limited liability company K&G/RRG I, LLC, a Delaware limited liability company R&M Western Partnership, L.P., a Delaware limited liability company
                  OTR/Regency Colorado Realty Holdings, L.P., an Ohio limited partnership OTR/Regency Texas Realty Holdings, L.P., an Ohio limited partnership T&M Allen Development Company, a Texas general partnership T&M Arlington Development Company, a Texas general partnership M&KS Arvada Development LLC, a Colorado limited liability company M&KS Parker Development LLC, a Colorado limited liability company M&KS Cheyenne Meadows LLC, a Colorado limited liability company M&KS Woodmen Development LLC, a Colorado limited liability company R&KS Dell Range LLC, a Wyoming limited liability company T&M Frisco Development Company, a Texas general partnership T&M Shiloh Development
                  Company, a Texas general partnership R&KS Monument, LLC, a Colorado limited liability company T&M Realty No. 1, LLC, a Georgia limited liability company